UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2022

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1891 Metro Center Drive	Reston	,	VA		20190
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Shareholders held on March 15, 2022, 57,390,232 shares, representing 92.7% of the Company’s outstanding common stock entitled to vote, were represented in person or by proxy. Our shareholders voted as follows:
(a)To elect John J. Haley and Anne K. Altman as Class I Directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders and to elect Bruce L. Caswell, Richard A. Montoni and Raymond B. Ruddy as Class III Directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders.

Nominee	Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
John J. Haley	54,337,465	1,056,793	35,230	1,960,744
Anne K. Altman	54,455,078	938,183	36,227	1,960,744
Bruce L. Caswell	54,979,566	414,770	35,152	1,960,744
Richard A. Montoni	54,829,033	567,787	32,668	1,960,744
Raymond B. Ruddy	54,042,597	1,353,949	32,942	1,960,744
Jan D. Madsen, Gayathri Rajan and Michael J. Warren continued their terms in office after the meeting.
(b)To ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for our 2022 fiscal year.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
54,126,168	3,047,366	216,698	—
(c)To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Proxy Statement.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
53,994,154	1,370,669	64,665	1,960,744
(d) To approve a shareholder proposal pertaining to a third-party racial equity audit.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
35,357,801	19,756,679	315,008	1,960,744

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: March 18, 2022	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

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